Exhibit 4.1


                     WACHOVIA CREDIT CARD MASTER TRUST
                               SERIES 2000-1

              Class A Floating Rate Asset Backed Certificates,
                               Series 2000-1

                           UNDERWRITING AGREEMENT


                                          July 25, 2000


Lehman Brothers Inc.
Wachovia Securities, Inc.
      As Representatives of the
      Several Underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, NY 10285

Ladies and Gentlemen:

            1. Introductory. The First National Bank of Atlanta, a national banking association (the "Bank" or the "Transferor"), has duly authorized the issuance and sale to Lehman Brothers Inc. and Wachovia Securities, Inc. as representatives of the several underwriters (the "Representatives") of $637,500,000 principal amount of Class A Floating Rate Asset Backed Certificates, Series 2000-1 (the "Certificates") of Wachovia Credit Card Master Trust (the "Trust"). The Certificates will be issued pursuant to (a) an Amended and Restated Pooling and Servicing Agreement between the Bank, as Transferor and as Servicer, and The Bank of New York (Delaware), as Trustee, dated as of June 4, 1999 (the "P&S Agreement") and (b) the Series 2000-1 Supplement to the P&S Agreement, to be dated as of August 1, 2000 (the "Supplement" and, together with the P&S Agreement, the "Pooling and Servicing Agreement"), between the Bank and the Trustee. The Transferor will enter into a Loan Agreement among the Bank, as Transferor and Servicer, the Trustee, as Trustee and as Collateral Agent, and the Agent and Collateral Investors identified therein, to be dated as of August 1, 2000 (the "Loan Agreement"). Each Certificate represents a specified percentage undivided interest in the Trust.

            This Underwriting Agreement shall hereinafter be referred to as this "Agreement." This Agreement, the Pooling and Servicing Agreement and the Loan Agreement shall collectively hereinafter be referred to as the "Basic Documents." Capitalized terms used but not defined herein have the meanings assigned in the Pooling and Servicing Agreement. The Transferor hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

            2. Representations and Warranties of the Transferor. The Transferor represents and warrants to, and agrees with, the several Underwriters that:

                  (a) A registration statement on Form S-3 (No. 333-79453), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission ("Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Certificates offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the offering of the Certificates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions on Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                  (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Transferor by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

                  (c) The Transferor is a national banking association duly organized and validly existing in good standing under the laws of the United States, with full power, authority and legal right to own its properties and conduct its business as described in the Prospectus; is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions) in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of Certificateholders under the Pooling and Servicing Agreement.

                  (d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Transferor of the transactions contemplated by this Agreement in connection with the issuance and sale of the Certificates by the Transferor, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables or as otherwise provided in the Basic Documents.

                  (e) The Transferor is not in violation of its Articles of Association or Bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Basic Documents. The execution, delivery and performance of the Basic Documents and the issuance and sale of the Certificates and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transferor or any of its properties, or any material agreement or instrument to which the Transferor is a party or by which the Transferor is bound or to which any of the properties of the Transferor is subject, or the Articles of Association or Bylaws of the Transferor, and the Transferor has full power and authority to authorize, issue and sell the Certificates as contemplated by this Agreement and the Transferor has full power and authority to enter into the Basic Documents to which it is a party.

                  (f) As of the Closing Date, the representations and warranties of the Transferor in the Basic Documents to which it is a party will be true and correct in all material respects.

                  (g) This Agreement has been duly authorized, executed and delivered by the Transferor.

                  (h) The Transferor has authorized the Trust to issue and sell the Certificates.

                  (i) Wachovia Corporation (the "Company") has delivered to you complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Transferor for the three most recent years for which such reports are available, as submitted to the Comptroller of the Currency; except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Company since the last such report;

                  (j) The Company has delivered to you complete and correct copies of Form 10-Q for the first quarter of 2000 and Form 10-K for 1999. Except as set forth in or contemplated in a Registration Statement and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise) of either the Transferor or the Company or the credit card business of the Company or its Affiliates since the date of the information provided pursuant to the preceding sentence.

                  (k) Any taxes, fees and other governmental charges due and payable from or by the Transferor in connection with the execution, delivery and performance of the Basic Documents and the Certificates and any other agreements contemplated therein shall have been paid or will be paid by the Transferor, at or prior to the Closing Date to the extent then due.

                  (l) The Certificates have been duly and validly authorized by all required action of the Bank, and, when duly and validly executed by the Bank, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed by the Bank, and will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (m) The Receivables conformed in all material respects with the description thereof contained in the Prospectus as of the dates specified therein.

                  (n) The Trust is not, and will not become as a result of the issuance and sale of the Certificates, subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

            3. Purchase, Sale and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Transferor at a purchase price of 99.725% of the principal amount of the Certificates, the principal amounts of Certificates, set forth opposite the names of the applicable Underwriters in Schedule A hereto.

            The Transferor will deliver against payment of the purchase price the Certificates, each in the form of one or more permanent global securities in definitive form (the "Global Certificates") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Certificates shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated to Lehman Brothers by the Transferor at 10:00 a.m. (New York time), on August 1, 2000, or at such other time not later than seven full business days thereafter as the Representatives and the Transferor determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global Certificates representing all of the Certificates. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934 (the "Exchange Act"), the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Certificates. The Global Certificates will be made available for checking at the office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

                  (a) Each Underwriter, severally, represents and warrants to the Bank that (a) it has not and will not use any information that constitutes "Computational Materials" with respect to the offering of Certificates unless is has obtained the prior written consent of the Bank to such usage and (b) it has not and will not use any information that constitutes "Series Term Sheets," "ABS Term Sheets," "Structural Term Sheets" or "Collateral Term Sheets" with respect to the offering of Certificates. For purposes hereof, "Series Term Sheet" shall have the meaning given such term in the no-action letter, dated April 5, 1996, issued by Commission to Greenwood Trust Company (the "Greenwood Letter") and "Computational Materials" shall have the meaning given such term in the Greenwood Letter and, together with the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co., Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in the response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), the PSA Letter and the No-Action Letters. For purposes hereof, "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter").

            5. Certain Agreements of the Transferor. The Transferor covenants and agrees with the several Underwriters that:

                  (a) Immediately following the execution of this Agreement, the Transferor will prepare a prospectus supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances and such other information as the Transferor deems appropriate. The Transferor will transmit the Prospectus including such prospectus supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

                  (b) The Transferor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement as filed and will not effect such amendment or supplementation without the Representatives' consent, which consent shall not be unreasonably withheld or delayed; and the Transferor will also advise the Representatives promptly of the effectiveness of any amendment or supplementation of the Registration Statement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and the Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Transferor will promptly notify the Representatives of such event and will promptly prepare and file with the Commission (subject to the Representatives' prior review pursuant to paragraph (b) of this
      Section 5), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor will cause the Trust to make generally available to the Certificateholders an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes such Effective
      Date, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Transferor will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Certificates is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York time, two business days following the execution and delivery of this Agreement or at such other time as the Representatives and the Transferor determine. All other such documents shall be so furnished as soon as available. The Transferor will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Transferor will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and in the continuation of such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that the Transferor will not be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take action which would subject the Transferor to the general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

                  (g) For a period from the date of this Agreement until the retirement of the Certificates (i) the Bank, as Servicer, will furnish to the Representatives and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III and Section 5.2 of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee, (ii) any other periodic certificates or reports as may be delivered to the Trustee or the Certificateholders under the Pooling and Servicing Agreement and (iii) from time to time, such other information concerning the Transferor as the Representatives may reasonably request.

                  (h) So long as any Certificate is outstanding, the Transferor will furnish to the Representatives as soon as practicable, copies of all documents (A) distributed, or caused to be distributed, by the Transferor to Certificateholders, (B) filed, or caused to be filed, by the Transferor with the Commission pursuant to the Exchange Act, any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of the Transferor concerning the Trust as the Representatives may reasonably request. The Transferor will register the Certificates under the Exchange Act within 120 days after the end of the fiscal year of the Trust during which the offering of the Certificates to the public occurred.

                  (i) The Transferor will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, for any travel expenses of the Transferor's officers and employees and any other expenses of the Transferor in connection with attending or hosting meetings with prospective purchasers of the Certificates and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

                  (j) To the extent, if any, that the ratings provided with respect to the Certificates by the Rating Agencies is conditional upon the furnishing of documents or the taking of any other action by the Transferor agreed upon on or prior to the Closing Date, the Transferor shall furnish such documents and take any such other action.

                  (k) The Transferor shall not, until after the Closing Date, offer, sell or contract to sell, directly or indirectly, or file with the Commission a registration statement under the Act relating to, securities substantially similar to the Certificates.

            6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Certificates on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Transferor herein, to the accuracy of the statements of officers of the Transferor made pursuant to the provisions hereof, to the performance by the Transferor of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof, which shall be on or prior to the date hereof, of Ernst & Young LLP, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Transferor) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Transferor, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the accounts.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or the Representatives, shall be contemplated by the Commission or by any authority administering any state securities or blue sky laws.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Transferor, the Company or the Transferor's credit card business which, in the reasonable judgment of the Representatives, materially impairs the investment quality of the Certificates and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any debt securities of the Transferor or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Transferor or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Transferor or the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgement of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates.

                  (d) The Representatives shall have received from John H. Loughridge, Jr., Esq. in-house counsel for the Transferor, such opinion or opinions dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

                        (i) The Transferor is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Basic Documents to which it is a party and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted;

                        (ii) The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements)in any state required in order to conduct its business, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account or any Receivable transferred to the Trust by the Transferor unenforceable by the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Certificateholders under the Pooling and Servicing Agreement;

                        (iii) The Certificates have been duly authorized, executed and delivered by the Transferor and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                        (iv) Each of the Basic Documents has been duly authorized, executed and delivered by the Transferor, and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and the rights of creditors as the same may be applied in the event of bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Transferor, (B) general principles of equity (regardless of whether considered and applied in a proceeding in equity or in law) and (C) with respect to the Pooling and Servicing Agreement, the qualification that certain of the remedial provisions of the Pooling and Servicing Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement taken as a whole, and the Pooling and Servicing Agreement, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby; and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                        (v) No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by the Transferor of its obligations under any of the Basic Documents or the Certificates to which it is a party, or (B) the issuance or sale of the Certificates, except such as have been obtained under the Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Certificates by the Underwriters and the filing of Uniform Commercial Code financing statements with respect to the Receivables;

                        (vi) The execution and delivery of the Basic
      Documents or the Certificates by the Transferor, or the performance by the Transferor, of the transactions therein contemplated or the fulfillment of the terms thereof does not or will not result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon the Transferor or the property of the Transferor, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the Articles of Association or By-laws of the Transferor or any material indenture, loan agreement or other material agreement to which the Transferor is a party or by which it or its properties are bound;

                        (vii) There are no proceedings or investigations pending or, to the knowledge of such counsel, threatened in writing against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any of the Basic Documents or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by any of the Basic Documents or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of such counsel, would materially and adversely affect the performance by the Transferor of its obligations under any of the Basic Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any of the Basic Documents or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust or the Certificates under the Federal or applicable state income or franchise tax systems; and

                        (viii)The Registration Statement was declared effective under the Act as of the date and time specified in such opinion and the Prospectus has been filed with the Commission pursuant to Rule 424(b) on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel does not express any opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

                  (e) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Transferor, such opinion or opinions dated the Closing Date, substantially to the effect that the Certificates will be treated as indebtedness for Federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, the Certificates will be characterized as debt for Federal income tax purposes, the Certificates will be characterized as debt for Delaware income tax purposes, and to the effect that, to the extent that the Trust will not be subject to tax at the entity level for Federal income tax purposes, the Trust will not be subject to tax at the entity level for Delaware income tax purposes.

                  (f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Transferor, such opinion or opinions dated the Closing Date, substantially to the effect that:

                        (i) Each of the Basic Documents constitutes the valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of national banking associations as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Transferor, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Pooling and Servicing Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement taken as a whole, and the Pooling and Servicing Agreement, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                        (ii) The Certificates, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                        (iii) This Agreement has been duly authorized, executed and delivered by the Transferor;

                        (iv) Neither the execution, delivery or performance by the Transferor of the Basic Documents or this Agreement, nor the compliance by the Transferor with the terms and provisions thereof or hereof, will contravene any provision of any applicable law;

                        (v) Based on such counsel's review of applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Basic Documents by the Transferor; and

                        (vi) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act.

                  In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the organization of the Transferor and certain other matters upon the opinion referred to in (d) above.

                  (g) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the
      Underwriters, such opinion or opinions, dated the Closing Date, substantially to the effect that:

                        (i) The Certificates conform in all material respects to the descriptions thereof contained in the Prospectus;

                        (ii) The statements under the heading "Certain Legal Aspects of the Receivables" and "Employee Benefit Plan Considerations" in the Prospectus and "ERISA Considerations" in the Prospectus Supplement to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

                        (iii) Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the General Rules and Regulations under the Act, except that in each case such counsel expresses no opinion as to the financial data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

                  (h) The Representatives shall have received from (i) Richards, Layton & Finger, special counsel to the Transferor, such opinion or opinions dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that the Pooling and Servicing Agreement creates a first priority perfected security interest under Article 9 of the Delaware Uniform Commercial Code ("Delaware UCC") in favor of the Trustee in the Receivables and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Transferor, such opinion or opinions dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with respect to the effects of the receivership of the Transferor on the Trust's interest in the Receivables.

                  (i) The Representatives shall have received from McGuire, Woods, Battle & Boothe LLP, counsel to the Trustee, such opinion or opinions dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

                        (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement.

                        (ii) The Supplement has been duly authorized, executed and delivered by the Trustee. The Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (as such laws would apply in the event of the insolvency, receivership, conservatorship or reorganization of, or other similar occurrence with respect to, the Trustee) and except that the enforceability of the Pooling and Servicing Agreement may be subject to the application of general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law).

                        (iii) The execution and delivery by the Trustee of the Supplement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Delaware governing the banking or trust activities of the Trustee or (B) the amended and restated articles of association or bylaws of the Trustee.

                        (iv) The execution and delivery by the Trustee of the Supplement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement do not require any approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust activities of the Trustee, except such as have been obtained, taken or made.

                        (v) The Certificates have been duly authenticated by the Trustee pursuant to the Agency Agreement and in accordance with the Pooling and Servicing Agreement.

                  (j) The Representatives shall have received an opinion of Sullivan & Worcester LLP, counsel to the holder of the Collateral Interest (the "Enhancement Provider") dated the Closing Date, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

                        (i) The Enhancement Provider is duly licensed by the Superintendent of Banks of the State of New York;

                        (ii) The Enhancement Provider has the power and authority as a New York Branch to execute and deliver the Loan Agreement and to perform its obligations as the Agent thereunder;

                        (iii) The Enhancement Provider is authorized to transact business as a New York Branch in the State of New York;

                        (iv) The Loan Agreement has been duly executed and delivered by two authorized officers of the Enhancement Provider and constitutes the legal, valid and binding obligation of the Enhancement Provider, enforceable against the Enhancement Provider in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, conservatorship, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors' rights generally (including the effect of the commencement of an ancillary case relating to the Enhancement Provider under Section 304 of the Bankruptcy Code (Title 11, U.S.C.) and by courts in the United States of America giving effect to foreign laws or foreign governmental action affecting creditors' rights against the Enhancement Provider), (b) the application of general principles of equity, regardless of whether considered in a proceeding at law or in equity, and (c) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy.

            In rendering such opinion, Sullivan & Worcester LLP may rely as to matters of German law upon the opinion referred to in (k) below.

            (k) The Representatives shall have received an opinion of counsel or reliance letter, if applicable, of German counsel to the Enhancement Provider, dated the Closing Date, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

                        (i) The Enhancement Provider is a bank duly organized and validly existing under the law of Germany and has the corporate power and authority to execute and deliver the Loan Agreement and perform its obligations under the Loan Agreement;

                        (ii) The Enhancement Provider has the power and capacity to establish branches and agencies outside Germany including, without limitation, in the State of New York;

                        (iii) The Enhancement Provider has full corporate power and authority under German law to execute and deliver the Loan Agreement and to perform its obligations under the Loan Agreement through its New York Branch;

                        (iv) Relying on the Enhancement Provider's list of specimen signatures, the Loan Agreement has been duly executed and delivered for and on behalf of the Enhancement Provider and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms;

                        (v) Neither the execution and delivery of the Loan Agreement nor the performance of the Loan Agreement by the Enhancement Provider will violate any applicable provision of the German law, or any order, judgment or decree of any court to which the Enhancement Provider is subject in Germany and of which we are aware, or conflict with, or result in a breach of, any provision of the Enhancement Provider's Articles of Association;

                        (vi) No authorization, consent or approval of any court or governmental authority of Germany or any political subdivision thereof is required for the execution or delivery of the Loan Agreement or the performance of the Loan Agreement by the Enhancement Provider;

                        (vii) Any final judgment against the Enhancement Provider based on the Loan Agreement for a definite sum of money obtained in or from any state or federal court in the State of New York as competent jurisdiction would be recognized and declared enforceable against the Enhancement Provider by the competent courts of Germany without re-examination or re-litigation of the matters adjudicated, unless (i) the courts of the jurisdiction in which the relevant court is located are not competent according to German law;
      (ii) where the judgment was given in default of appearance and the defendant invokes such default and the defendant was not served with the document which instituted the proceedings properly or had insufficient time to enable him to arrange for his defense; (iii) the judgment is irreconcilable with a judgment given in Germany or a previous, recognizable foreign judgment or the proceedings leading to such judgment are irreconcilable with proceedings that became pending previously; (iv) such recognition entails results which are obviously irreconcilable with fundamental principles of German law, including, among others, the basic rights provided by the German Constitution; or (v) reciprocity is not guaranteed;

                        (viii)The choice of the law of the State of New York as the law governing the Loan Agreement is valid under German law and a court in Germany would uphold such choice of law in a suit or other proceeding with respect to the Loan Agreement brought in a court of Germany; and

                        (ix) With the exception of obligations given priority by mandatory provisions of law, the obligations of the Enhancement Provider under the Loan Agreement rank pari passu with its other unsecured and unsubordinated liabilities within the scope and meaning of German insolvency laws.

                  (l) The Representatives shall have received a certificate, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, of the Chairman, President or any Vice President of the Transferor, in which such officers, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Transferor in this Agreement are true and correct, that the Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that the representations and warranties of the Transferor in the Basic Documents are true and correct as of the dates specified therein, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, that, subsequent to the date of the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Transferor or its credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate and that nothing has come to the attention of the Transferor that would lead the Transferor to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (m) The Representatives shall have received evidence satisfactory to the Underwriters and counsel for the Underwriters that the Certificates shall be rated "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, "AAA" by Fitch, Inc. and "Aaa" by Moody's Investors Service, Inc.


                  (n) The Representatives shall have received a letter, dated such Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection (n).

                  (o) The Representatives shall have received evidence satisfactory to the Underwriters and counsel for the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been filed pursuant to the laws of the State of Delaware (and such other states as may be necessary or desirable pursuant to applicable state law) reflecting the interest of the Trust in the Receivables and the proceeds thereof.

                  (p) The Representatives shall also receive from each counsel rendering an opinion not otherwise addressed to the Representatives a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, stating that the Representatives may rely on the opinions of such counsel as delivered to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies and Fitch, Inc. in connection with the rating of the Certificates.

                  (q) All proceedings in connection with the transactions contemplated by this Agreement and the other Basic Documents and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as the Underwriters and counsel for the Underwriters may reasonably request.

                  (r) The Representatives shall have received evidence satisfactory to the Underwriters and counsel for the Underwriters that the Certificates will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

            The Transferor will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request. Lehman Brothers may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

            7. Indemnification and Contribution.

                  (a) The Transferor will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transferor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transferor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Transferor against any losses, claims, damages or liabilities to which the Transferor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein in a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Transferor by such Underwriter through the Representatives or otherwise specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Transferor or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the first sentence of "Structural Summary - ERISA Considerations," the third sentence of the third paragraph of "ERISA Considerations," the concession and reallowance figures appearing in "Underwriting" and the last paragraph on page S-47 of "Underwriting."

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor or its affiliates on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) or the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Transferor under this Section shall be in addition to any liability which the Transferor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor, to each officer of the Transferor who has signed a Registration Statement and to each person, if any, who controls the Transferor within the meaning of the Act.

            8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder on the Closing Date and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Transferor for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of Certificates that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Transferor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Transferor or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor and of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Transferor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Certificates by the Underwriters is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Transferor and the Underwriters pursuant to Section 7 shall remain in effect, and if any Certificates have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Transferor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Certificates.

            10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representatives at Lehman Brothers, 3 World Financial Center, New York, NY 10285, Attention of: Syndicate Managers (facsimile no.
(212) 526-7010); and if sent to the Transferor, will be mailed, delivered or telecopied and confirmed to it at The First National Bank of Atlanta, 100 North Main Street, Winston-Salem, North Carolina 27150, Attn: Legal Department (facsimile no. (336)732-6630); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

            11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

            12. Representations of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. Each of the Underwriters represents and warrants to, and agrees with, the Bank that (w) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (x) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (y) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

            13. Severability of Provisions. Any covenant, provision, agreement or term of the Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

            14. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

            15. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            16. Headings. The headings in the Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

            18.   Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            The Transferor hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Transferor one of the counterparts hereof, whereupon it will become a binding agreement between the Transferor and the several Underwriters in accordance with its terms.

                             Very truly yours,

                             THE FIRST NATIONAL BANK OF
                               ATLANTA


                             By:   /s/ Suzanne Bachman
                             Name: Suzanne Bachman
                             Title: Vice President



LEHMAN BROTHERS INC.
   Acting on behalf of itself
   and Wachovia Securities, Inc.
   as the Representatives of
   the several Underwriters.


By /s/ Nelson Soares
   Name: Nelson Soares
   Title:Managing Director



                                SCHEDULE A


                                                    Principal Amount
                                                       of Class A
       Underwriter                                    Certificates
       -----------                                  --------------
Lehman Brothers Inc.                                  $106,250,000
Wachovia Securities, Inc.                             $106,250,000

Deutsche Bank Securities,                             $106,250,000
Inc.

Merrill Lynch, Pierce,                                $106,250,000
Fenner & Smith
Incorporated

Morgan Stanley & Co.                                  $106,250,000
Incorporated

Salomon Smith Barney                                  $106,250,000
Inc.


    Total...............                              $637,500,000
                                                      ============